LETTER AGREEMENT


         Saratoga Holdings I, Inc. (SHI) a Texas Corporation, by this agreement agrees to pay the sum of $5,000 per month to Saratoga Resources, Inc. (SRI) a Texas Corporation. SRI Agrees to cover office overhead for SHI including secretarial salaries, office space, telephone service, office equipment and office supplies necessary for the day to day operations of SHI.

         The term of the agreement is for a period of 24 months commencing January 1, 2001 and terminating on January 1, 2003.

         Any and all obligations that have accrued at the termination of the agreement shall bear interest at the rate of 10% per annum.

         SRI agrees to defer any and all payment under this agreement until such time as SHI has the financial resources to fulfill its obligation under this agreement.

                                           Sincerely,


                                           Thomas F. Cooke
                                           President of Saratoga Resources, Inc.


Agreed and Accepted


Thomas F. Cooke
CEO, Chairman of Saratoga Holdings I, Inc.